                                                    EXHIBIT 10(c)

             H&R BLOCK LONG-TERM PERFORMANCE PROGRAM

                   (As Amended Through 6/21/94)

     1. SOURCE OF AWARDS. The Awards provided for under the H&R Block Long-Term Performance Program (the "Program") shall be granted pursuant to the terms of the H&R Block, Inc. 1984 Long-Term Executive Compensation Plan, as amended (the "1984 Plan"), or any successor long-term compensation plan adopted by the Board of Directors of H&R Block, Inc., and approved by the Company's shareholders. Any Award under the Program shall be subject to the provisions of the plan pursuant to which it was granted. All capitalized terms used herein shall have the same definitions as are specified for such terms in the applicable plan.

     2. OBJECTIVES. The objectives of the Program are to provide a meaningful incentive to the senior executives of the Company, to encourage their continued employment and to vary the size of Awards made to such senior executives based upon total shareholder return with respect to the Company's Common Stock.

     3. AWARDS. The Awards to be granted under the Program are Performance Units. The Compensation Committee shall have sole and absolute power and discretion to determine (a) the senior executives of the Company to whom Performance Units are to be awarded under the Program on any date of grant, and (b) the number of Performance Units to be awarded to each selected Recipient on any such date of grant. Awards of Performance Units shall be subject to such additional terms and conditions as the Committee in its sole discretion deems appropriate.

     4. GRANT OF AWARDS. Awards of Performance Units may be granted by the Committee at any time between May 1 and September 15, inclusive, of any year during which the 1984 Plan or any successor plan thereto (including, but not limited to, the 1993 Long-Term Executive Compensation Plan) remains in effect. The Committee shall have the absolute power and discretion to award no Performance Units in any year. The Program shall not affect the authority and power of the Committee to grant Performance Units or other Awards at any time under the 1984 Plan or any successor plan thereto other than pursuant to the Program.

     5.  INITIAL VALUE OF PERFORMANCE UNITS.  Each Performance
Unit shall have an initial value of one share of the Company's
Common Stock.

     6. PERFORMANCE PERIOD. The Performance Period applicable to each Performance Unit shall be a period of three (3) years. Such Performance Period shall commence on the May 1 immediately preceding the date of grant in any year (except that, if the date of grant is May 1, such May 1 shall be the commencement date) and shall end on the third April 30 following the date of grant.

     7. PAYMENT AND AMOUNT. (a) If the criteria for payment of a Performance Unit set forth below has been achieved, the Recipient shall be entitled to receive whole shares of Common Stock after the end of the applicable Performance Period equal to the actual value of the Performance Unit at such time. The Committee shall have authority to modify the criteria for payment of a Performance Unit during the Performance Period. The target value of each Performance Unit at the end of a Performance Period shall be one share of Common Stock. At the end of a Performance Period the actual value of a Performance Unit may be less than, equal to or greater than the target value of the Performance Unit, depending upon the degree to which the criteria for payment of a Performance Unit has been achieved.

     (b) The actual value of a Performance Unit at the end of a Performance Period shall be determined by (i) dividing the percentage change in the cumulative total shareholder return on the Company's Common Stock during the Performance Period, assuming reinvestment of dividends, by the percentage change in the cumulative total return of the Standard & Poor's 500 Stock Index during such Performance Period, assuming reinvestment of dividends, with the quotient constituting the Performance Ratio, and (ii) applying the Performance Ratio to the following schedule:

      Performance        Actual Value of Each Performance Unit
         Ratio            As a % of One Share of Common Stock
     -------------       -------------------------------------
     1.5 and above                 150% (maximum)
     1.0 (target)                  100%
     .85 (floor)                    50%
     Below .85                       0%

The actual value of a Performance Unit will be computed by interpolation for Performance Ratios between .85 and 1.0 and between 1.0 and 1.5. Performance Ratios and actual values shall be rounded to the third decimal point.

     (c) Cumulative total shareholder return on the Company's Common Stock during any Performance Period shall be measured by dividing (i) the sum of (A) the cumulative amount of dividends paid during the Performance Period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and at the beginning of the Performance Period; by (ii) the share price at the beginning of the Performance Period.

     (d) The Company's share price at the beginning of the Performance Period shall be deemed to be the last-reported sale price for a share of Common Stock on the New York Stock Exchange as of the April 30 immediately preceding the date of grant and the Company's share price at the end of the Performance Period shall be deemed to be the last-reported sale price for a share of Common Stock on the New York Stock Exchange as of the April 30 which is the last day of the Performance Period.

     (e) Payment of Performance Units in whole shares of Common Stock shall be made as soon as practicable following the expiration of the applicable Performance Period and determination by the Committee of the actual value of each Recipient's Performance Units. No fractional shares shall be paid in connection with the payment of Performance Units. If the computation of the total number of shares to be paid to a Recipient for all of such Recipient's Performance Units results in a number of shares containing a fraction, such number of shares shall be rounded up to the next highest whole number of shares.

     (f) Payment of Performance Units shall not be made at any time when the delivery of shares of Common Stock would, in the opinion of counsel for the Company, be in violation of any state or federal securities laws or any regulation or ruling of the Securities and Exchange Commission. If at any time counsel for the Company shall determine that qualification or registration of the Common Stock under any state or federal securities law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the payment of any Performance Units under the Program, then such payment shall not be made, in whole or in part, unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions such counsel deems unacceptable.

     8. TAX WITHHOLDING. The Company shall have the right to require the payment (through withholding from the Recipient's salary, through withholding of an appropriate number of shares at the time of delivery of shares under the Program, through cash payment from the Recipient or through another method) of any federal, state, local or foreign taxes required by law to be withheld with respect to the payment of Performance Units under the Program or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. If Common Stock is used to satisfy tax withholdings, such Common Stock shall be valued based on the fair market value of such Common Stock when the tax withholding is required to be made.

     9. FORFEITURES. Except as provided below, or except as otherwise determined by the Committee in its sole and absolute discretion, if a Recipient's employment with the Company is terminated for any reason prior to the end of a Performance Period, the Recipient shall forfeit all Performance Units previously granted to the Recipient with respect to such Performance Period. If, prior to the completion of a Performance Period, a Recipient's employment with the Company is terminated by reason of the Recipient's death, disability (as determined by the Committee) or retirement, the Recipient, or in the event of the Recipient's death, the person or persons to whom the Recipient's rights pass by the Recipient's will or by the laws of descent and distribution, shall receive a prorated payment for such Performance Period based on the Recipient's actual number of full months of employment with the Company during the Performance Period. Any such prorated payment shall be made at the time of payment of Performance Units to other Recipients who did not terminate employment during the applicable Performance Period. For purposes of the Program, unless the Committee in its sole and absolute discretion otherwise determines, "retirement" shall occur only after any time that the Recipient attains the age of 65 and voluntarily terminates his or her employment with the Company.

     10. TERMINATION OR AMENDMENT. The Program may be terminated at any time by the Committee or the Company's Board of Directors except as to Performance Units then outstanding hereunder. The Program may be amended at any time by the Committee or the Company's Board of Directors.